EXHIBIT 23.1


                   [Letterhead of Stonefield Josephson, Inc.]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2 of our report dated April 8, 2005, except for Paragraph 5 of Note 1 which is dated June 28, 2005, relating to the consolidated financial statements and consolidated financial statement schedules, of Bionovo, Inc. for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Stonefield Josephson, Inc.

San Francisco, California
November 30, 2006